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WeTrade Group plans to access Baidu ChatGPT-Style product "ERNIE Bot" to improve the efficiency of community precision marketing

BEIJING, Feb. 9, 2023 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), a global diversified "software as a service" ("SaaS") technology service provider committed to providing technical support and digital transformation tools for enterprises across multiple industries, today announced that the company plans to access Baidu ChatGPT-stlye product "ERNIE Bot" in the form of API, continue to improve the function of YCloud , and improve the efficiency of community marketing precision marketing. As the service provider of Baidu ,WeTrade Group completed the application of "Daren Xiaodian" mini program in Baidu App on October 2022.

On February 7, Baidu officially confirmed to launch the "ERNIE Bot", a ChatGPT-style project, which will release for public access after its internal test in March. At present, the pace of development of "ERNIE Bot" increases for the final opening.

So far, the overall layout of "model layer + tool and platform layer + product and community layer" has been formed for the Wenxin Big Model. At the end of November 2022, it released eleven big models and two products based on the Wenxin Big Models, namely, the text to image creative tool "Wenxin Yige" and industry-level search system "Wenxin Baizhong".

The ChatGPT-stlye industry-level search system can further improve the YCloud AI function of WeTrade Group. In the "product and community level", it can quickly capture users' purchase preferences through community user portraits, realize automatic product selection, active product distribution, real-time interactive feedback of users, and realize the full scene landing of precision marketing and promotion.

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The four business segments of WeTrade Group are YCloud, WTPay ,Y-Health and YG.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business.

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Y-Health is the sector focusing on public health business, which engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

YG is the new energy business segment which mainly provides tools and technical support for the digital new energy industry in the Middle East and Central Asia.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

SOURCE WeTrade Group INC

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